UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-14768	NSTAR	04-3466300
1-2301	Boston Edison Company	04-1278810
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01    Other Events.

On March 7, 2006, Connecticut Yankee Atomic Power Company (CYAPC) and Bechtel Power Corporation (Bechtel) executed a “Settlement Heads of Agreement” that fully settles a dispute in accordance with the terms that are disclosed on the attached exhibit hereto.  The Settlement Agreement fully, mutually and immediately settles a dispute among those parties.  NSTAR collectively has an equity ownership of 14% in CYAPC, and includes a 9.5% equity ownership interest held by one of NSTAR's rate regulated subsidiaries, Boston Edison Company.  CYAPC and Bechtel had previously commenced litigation in Connecticut Superior Court over CYAPC's termination of Bechtel's contract for the decommissioning of CYAPC's nuclear generating plant.  After CYAPC terminated the contract, responsibility for decommissioning was transitioned to CYAPC.

Bechtel has agreed to pay CYAPC $15 million, and CYAPC will withdraw its termination of the contract for default and deem it terminated by agreement.  NSTAR‘s portion of the settlement proceeds will be returned to its customers through its electric rate-regulated subsidiaries’ transition charge

Section 9 - Financials Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Settlement Heads of Agreement, dated March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NSTAR

Boston Edison Company
(Registrants)
Date: March 9, 2006	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer